Exhibit 10.2

THIRD AMENDMENT TO

REVOLVER LOAN AGREEMENT

THIS THIRD AMENDMENT TO REVOLVER LOAN AGREEMENT, dated effective as of May 10, 2013 (the "Third Amendment"), is made and entered into by and among STANFORD ENERGY, INC., a Texas corporation ("Stanford"), RING ENERGY INC., a Nevada corporation ("Ring"), STANLEY M. MCCABE, individually ("McCabe"), and as sole trustee of THE MCCABE FAMILY TRUST, as amended (the "Trust"), and LLOYD T. ROCHFORD, individually ("Rochford", and together with Stanford, Ring, McCabe, and the Trust, collectively, the "Borrowers" and each individually, a "Borrower"), and THE F&M BANK & TRUST COMPANY, a state banking corporation (the "Bank").

WITNESSETH:

WHEREAS, Borrowers, as borrowers, and the Bank, as lender, entered into that certain Revolver Loan Agreement dated as of May 12, 2011, as amended by the First Amendment thereto dated as of May 12, 2012, and by the Second Amendment thereto dated as of January 15, 2013 (as amended, the "Existing Loan Agreement"), pursuant to which the Bank established a revolving line of credit in favor of the Borrowers in the maximum principal amount of $10,000,000.00 until May 10, 2013 (the "Revolver Commitment"), as evidenced by a Promissory Note (Revolver Note) in the maximum principal amount of $10,000,000.00 and dated as of January 15, 2013 (the "Revolver Note"); and

WHEREAS, Borrowers have requested a renewal and extension of the Revolver Loan until August 10, 2013; and

WHEREAS, subject to the terms, provisions and conditions hereinafter set forth, the Bank is willing to extend the Revolver Loan under August 10, 2013.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, receipt of which is acknowledged by the parties hereto, the parties agree as follows:

1. Definitions. Any capitalized term used herein (including in the recitals hereto) but not otherwise defined shall have the meaning given to such term in the Existing loan Agreement. In addition, the following definitions in Article I of the Existing Loan Agreement are hereby added or replaced in their entirety: "Base Rate" or the "F&M Base Rate" means the annual rate of interest established from time to time by the Bank and/or published on its website as the "F&M Base Rate." The F&M Base Rate may be adjusted throughout the term of the loan or loans governed or evidenced hereby, and any change in the F&M Base Rate due to a change in such announced and/or published rate shall be effective on the day of the announced change in such rate. The F&M Base Rate is not necessarily the best or lowest rate charged by the Bank and is set by the Bank in its sole discretion. If the F&M Base Rate becomes unavailable during the term of this loan, the Bank may substitute a different rate after notifying Borrowers.

"Revolver Final Maturity Date" shall mean August 10, 2013, unless otherwise extended or renewed in writing by the mutual agreement of the Borrowers and the Bank.

2. Maturity Date. The term of the Revolver Loan is hereby extended until August 10, 2013. All references to a Revolver Final Maturity Date of May 10, 2013, are deleted and replaced with references to "August 10, 2013."

3. Replacement Revolver Note. Section 2.2 of the Existing Loan Agreement is hereby amended to provide that the Borrowers' obligation to repay the Revolver Loan advances made under the Revolver Commitment, together with interest accruing thereon, shall be evidenced by the Borrowers' replacement Promissory Note (Revolver Note) dated as of even date herewith, made payable to the order of the Bank in the maximum principal amount of $10,000,000.00, in form, scope and substance acceptable to the Bank (the "Replacement Revolver Note"). All references in the Existing Loan Agreement to the "Revolver Note" shall hereafter mean the Replacement Revolver Note.

4. Authorization for Direct Payments (ACH Debits). Section 2.7 shall be added to the Existing Loan Agreement, to read in its entirety as follows:

"2.7 Authorization for Direct Payments (ACH Debits). To effectuate any payment due under the Note or under any other Loan Document, the Borrowers hereby authorize the Bank to initiate debit entries to Account Number 429422 at the Bank and to debit the same to such account. This authorization to initiate debit entries shall remain in full force and effect until the Bank has received written notification of its termination in such time and in such manner as to afford the Bank a reasonable opportunity to act on it.

The Borrowers represent that the Borrowers are and will be the owners of all funds in such account. Each Borrower acknowledges: (1) that such debit entries may cause an overdraft of such account which may result in the Bank’s refusal to honor items drawn on such account until adequate deposits are made to such account; (2) that the Bank is under no duty or obligation to initiate any debit entry for any purpose; and (3) that if a debit is not made because the above-referenced account does not have a sufficient available balance, or otherwise, the payment may be late or past due."

5. Late Fee. Section 2.8 shall be added to the Existing Loan Agreement, to read in its entirety as follows:

"2.8. Late Fee. Any principal or interest which is not paid within 10 days after its due date (whether as stated, by acceleration or otherwise) shall be subject to a late payment charge of five percent (5.00%) of the total payment due, in addition to the payment of interest, up to the maximum amount of One Thousand Five Hundred and 00/100 Dollars ($1,500.00) per late charge. Borrowers agree to pay and stipulate that five percent (5.00%) of the total payment due in a reasonable amount for a late payment charge. Borrowers shall pay the late payment charge upon demand by the Bank or, if billed, within the time specified, and in immediately available funds, US Dollars."

6. Waiver of Special Damages; Waiver of Jury. Section 7.11 (Waiver of Jury; Certifications) shall be amended and replaced to read in its entirety as follows:

"7.11 Waiver of Special Damages; Waiver of Jury.

(A) WAIVER OF SPECIAL DAMAGES. EACH BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT SUCH BORROWER MAY HAVE TO CLAIM OR RECOVER FROM THE BANK IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

(B) JURY WAIVER. EACH BORROWER AND BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN BORROWERS AND BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT (INCLUDING ANY AMENDMENTS HERETO) OR THE OTHER LOAN DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO ENTER INTO THE LOAN AGREEMENT (AND ANY AMENDMENTS HERETO) AND THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY."

7. Government Regulation. Section 7.18 shall be added to the Existing Loan Agreement, to read in its entirety as follows:

"7.18 Government Regulation. Borrowers shall not (1) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Bank from making any loan advance or extension of credit to Borrowers or from otherwise conducting business with Borrowers, or (2) fail to provide documentary and other evidence of Borrowers' identity as may be requested by Bank at any time to enable Bank to verify Borrowers' identity or to comply with any applicable law or regulation, including without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318."

8. Assignment. Section 7.19 shall be added to the Existing Loan Agreement, to read in its entirety as follows:

"7.19 Assignment. Borrowers agree that the Bank may provide any information or knowledge the Bank may have about the Borrower or about any matter relating to the Note or any other Loan Document to any one or more purchasers or potential purchasers of the Note or other Loan Documents. The Borrowers agree that the Bank may at any time sell, assign or transfer one or more interests or participations in all or any part of its rights and obligations in the Note or other Loan Documents to one or more purchasers whether or not related to the Bank."

9. Recovery of Additional Costs. Section 7.20 shall be added to the Existing Loan Agreement, to read in its entirety as follows:

"7.20 Recovery of Additional Costs. If any Change in Law (defined below) shall impose, modify, or make applicable any taxes (except federal, state, or local income or franchise taxes imposed on the Bank), reserve requirements, deposit requirements, capital adequacy requirements, Federal Deposit Insurance Corporation (FDIC) deposit insurance premiums or assessments, or other obligations which would (A) increase the cost to the Bank for extending, maintaining or funding the Commitments, (B) reduce the amounts payable to the Bank under the Commitments, or (C) reduce the rate of return on the Bank’s capital as a consequence of the Bank’s obligations with respect to the Commitments, then the Borrower agrees to pay the Bank such additional amounts as will compensate the Bank therefor, within five (5) days after the Bank’s written demand for such payment. The Bank’s demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by the Borrowers, which explanation and calculations shall be conclusive in the absence of manifest error. "Change in Law" means the occurrence after the date of this Agreement of: (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application by any court or administrative or governmental authority of any law, rule, regulation or treaty, or (c) the making or issuance by any court or administrative or governmental authority of any request, rule, policy, guideline or directive, whether or not having the force of law; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the US or foreign regulatory authorities shall, in each case, be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued."

10. Additional Representations. None of the Borrowers nor principals of the Borrowers have been convicted of (or pleaded nolo contendre to) a crime involving bank fraud, embezzlement, sex offenses against a minor, mail fraud, or money laundering. For purposes of this representation, "principal" is defined as follows: (i) for a sole proprietorship: the proprietor; (ii) for a partnership: each managing partner and each partner who is a natural person and holds 20% or more ownership interest in the partnership; (iii) for a corporation, limited liability company, association or development company: each director, each of the five most highly compensated executives or officers of the entity, and each natural person who is a direct or indirect holder of 20% or more of the ownership stock or stock equivalent of the entity.

11. Ratification. The remaining terms, provisions and conditions set forth in the Existing Loan Agreement shall remain in full force and effect for all purposes and are incorporated herein by reference. The Borrowers restate, confirm and ratify the warranties, covenants and representations set forth therein and further represent to the Bank that, as of the date hereof, no Default or Event of Default exists under the Loan Agreement.

12. Conditions. The Borrowers shall execute and deliver, or cause to be executed and delivered to the Bank, each of the following as express conditions precedent to the effectiveness of the amendments and modifications contemplated by this Third Amendment:

(a) this Third Amendment;

(b) the Replacement Revolver Note;

(c) a closing certificate and authorizing resolution of Ring, Stanford and the Trust, in form, scope and content acceptable to the Bank concerning the transactions contemplated by this Third Amendment; and

(d) such other matters as deemed necessary or appropriate by the Bank.

13. Governing Law; Submission to Jurisdiction. The Loan Agreement (including this Third Amendment) shall continue to be subject to Sections 7.5 and 7.6 (Governing Law and Submission to Jurisdiction, respectively) of the Existing Loan Agreement.

14. Fees and Expenses. The Borrowers agree to pay to the Bank on demand all costs, fees and expenses (including without limitation reasonable attorneys fees and legal expenses incurred or accrued by the Bank in connection with the preparation, negotiation, execution, closing, delivery, and administration of the Loan Agreement (including this Third Amendment) and the other Loan Documents (including Security Instruments), or any amendment, waiver, consent or modification thereto or thereof, or any enforcement thereof. In any action to enforce or construe the provisions of the Loan Agreement or any of the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys' fees and all costs and expenses related thereto.

15. Release. In consideration of the amendments contained herein, Borrowers hereby waive and release the Bank from any and all claims and defenses, known or unknown, as of the effective date of this Third Amendment, with respect to the Loan Agreement and the Loan Documents and the transactions contemplated thereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered in Tulsa, Oklahoma, in multiple counterparts effective as of the day and year first above written.

BORROWERS:

STANFORD ENERGY, INC.,

a Texas corporation

By: ___________________________________

Lloyd T. Rochford, President

RING ENERGY INC., a Nevada corporation

By: ___________________________________

William R. Broaddrick,

Chief Financial Officer

Stanley M. McCabe, individually

Stanley M. McCabe, sole trustee of the McCabe

Family Trust, as amended

Lloyd T. Rochford, individually

BANK:

THE F&M BANK & TRUST COMPANY, a

state banking corporation

By: __________________________________

Henry Smith, Vice President